Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 27, 2012 with respect to the consolidated financial statements and internal control over financial reporting of HeartWare International, Inc. included in this Registration Statement of HeartWare International, Inc. on Form S-4. We hereby consent to the inclusion in this Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Fort Lauderdale, Florida

April 25, 2012